Exhibit 107

Calculation of Filing Fee Table

Form F-4

(Form Type)

OmnigenicsAI Corp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(2)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Ordinary Shares(3)(4)	457(f)(2)	6,332,556	$0.0001	$633		0.00015310	$0.10
	Equity	Warrants(3)(5)	457(f)(2)	17,574,991	N/A	N/A	(7)		N/A	(7)
	Equity	Ordinary Shares issuable on exercise of Warrants(3)(6)	457(g)	17,574,991	$11.50	$202,112,397	(7)(8)	0.00015310	$30,943.41	(8)
Fees Previously Paid	—	—	—	—	—	—		—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—		—	—		—	—	—	—
	Total Offering Amounts					$202,113,030		0.00015310	$30,943.50
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$30,943.50

(1)	All securities being registered will be issued by OmnigenicsAI Corp, a Cayman Islands exempted company limited by shares, with its registered office at 89 Nexus Way Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the “Company”) in connection with the proposed business combination by and among APx Acquisition Corp. I (“APx”), Heritas Merger Sub Limited, a Cayman Islands exempted company and a direct wholly-owned subsidiary of the Company (“Merger Sub”) and MultiplAI Health Ltd, a private limited company formed under the laws of England and Wales (“MultiplAI”) (the “Business Combination”) as described in this proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”).

(2)	Calculated pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) by determining the product of (i) the proposed maximum aggregate offering price and (ii) 0.00015310.

(3)	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)	Consists of 6,332,556 Company Shares (as defined in the proxy statement/prospectus) issuable in exchange for outstanding SPAC Ordinary Shares (as defined in the proxy statement/prospectus) included in the outstanding units of APx (the “SPAC Units”), each SPAC Unit consisting of one share of SPAC Class A Ordinary Share (as defined in the proxy statement/prospectus) and one-half of one SPAC Warrant (as defined in the proxy statement/prospectus) pursuant to APx’s initial public offering (the “IPO”). Upon the consummation of the Business Combination, all SPAC Units will be separated into their component securities, which will be exchanged for equivalent securities of the Company as described in the proxy statement/prospectus.

(5)	SPAC Warrants will automatically convert into Company Warrants (as defined in the proxy statement/prospectus) upon consummation of the Business Combination as described in the proxy statement/prospectus.

(6)	Consists of Company Shares issuable upon exercise of Company Warrants. Each Company Warrant will entitle the warrant holder to purchase on Company Share at a price of $11.50 per share (subject to adjustment).

(7)	The maximum number of Company Warrants and Company Shares of the registrant issuable upon exercise of the Company Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such Company Warrants has been allocated to the Company Shares underlying such warrants and those Company Shares are included in the registration fee as calculated in footnote (8) below.

(8)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act. Pursuant to Rule 457(g)(1) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Company Shares underlying the Company Warrants is calculated based on an exercise price of $11.50 per share.